                                                                  EXHIBIT 3.142

                                   BY-LAWS OF

                       AMERCO MARKETING CO. OF UTAH, INC.

                               A UTAH CORPORATION

                                    ARTICLE I

                                                        DATE: November 13, 1970

SECTION 1. Office:

The principal office of the corporation in the state of Utah shall be located in the city of Salt Lake City. The corporation may have such other offices either within or without the state of Utah as the Board of Directors may designate or as the business of the corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. Annual Meeting:

The annual meeting of the shareholders of the corporation shall be held on the Third Wednesday in March of each year, at the office of the corporation in the state of Utah or otherwise as provided in the notice of said meeting. The purpose of said annual meeting shall be for the election of directors and for the purpose of transacting such other business as may be brought before said meeting. The Board of Directors may change the time and place of the annual meeting providing such change of time and place be preceded by a notice of such change to all stockholders of record. If said day of the annual meeting is a legal holiday, then said meeting shall be held on the next ensuing day not a holiday.

SECTION 2. Notice of Shareholders Meeting:

Written or printed notice stating the place, day and hour of the meeting and, in case of special meeting the purposes for which the meeting is called, shall be delivered not less than ten or more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer book of the corporation, with postage thereon prepaid. Provided, however, that notice of any meeting of shareholders whether regular or special, may be waived either before, at or after such meeting.

SECTION 3. SPECIAL MEETINGS:

Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. All meetings of the shareholders may be held within or without the state of Utah. Notice of the spacial meetings will be bad as provided under Section 2 of this Article.

SECTION 4. Voting:

Voting at all shareholders meeting. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized Attorney in Fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided by the proxy.

SECTION 5. Quorum Requirements:

A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, the majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

SECTION 6. Tellers:

At all meetings of shareholders, the Chairman may appoint three tellers who shall act as inspectors of elections and determine the validity of the proxies and press upon the qualifications of all persons offering to vote at each meeting and count the ballots. The election shall be by secret ballot, or in case there is only one nomination for a certain office, the election may be by acclamation. Each shareholder of record shall be entitled to one vote for each share stock held by him.

SECTION 7. Order of Business:

         1st. All persons claiming to hold proxies shall present than to the tellers for verification.

         2nd.     Proof of due notice of meeting when applicable.

         3rd.     Reading and disposal of all unapproved minutes.

         4th.     Reports of officers and committees.

         5th.     Election of Directors.

         6th.     Unfinished business.

         7th.     New business.

         8th.     Adjournment.

         1st.     Roll call; a quorum being present.

         2nd.     Reading of minutes of preceding meeting and action thereon.

         3rd.     Consideration of communication of the Board of Directors.

         4th.     Reports of officials and committees.

         5th.     Unfinished business.

         6th.     Miscellaneous business.

         7th.     New business.

         8th.     Adjournment.

                                   ARTICLE IV

                               POWERS OF DIRECTORS

SECTION 1. Generally:

The Government in control of the corporation shall be vested in the Board of Directors.

SECTION 2. Special Powers:

Tha Board of Directors shall have, in addition to its other powers the express right to exercise the following powers:

         1. To purchase, lease, and acquires in any lawful Banner any and all real or personal property including franchises, stocks, bonds and debentures of ether companies, business and good will, patents, trade-marks in contracts, and interests there under, and other rights and proprieties which in their judgment may be beneficial for the purpose of this corporation, and to issue shares of stock of this corporation in payment of such property, and in payment for services rendered to this corporation, when they dean it advisable.

         2. To fix and determine and to vary, from time to time, the amount or amounts to be set aside or retained as reserve funds or as working capital of this corporation.

         3. To issue notes and other obligations or evidences of the debt of this corporation, and to secure the same, if deemed advisable, and endorse and guarantee the notes, bonds, stocks, and other obligations of other corporations with or without compensation for no doing, and from time to time to sell, assign, transfer or otherwise dispose of any of the property of this corporation, subject, however, to the laws of the State of Utah governing the disposition of the entire assets and business of the corporation as a going concern.

         4. To declare and pay dividends, both in the form of money and stock, but only from the surplus or from the net profit arising from the business of this corporation ,after deducting therefrom the amounts, at the time when any dividend is declared which shall have been set aside by the Directors as a reserve fund or as a working fund.

                                    ARTICLE V

SECTION 1. Committees:

From time to time the Board of Directors, by affirmative vote of a majority of the whole Board may appoint any committee or committees for any purpose or purposes, and such committee or committees shall have and may exercise such powers as shall be conferred or authorized by the resolution of appointment. Provided, however, that such committee or committees shall at no time have more power than that authorized by Utah statutes regulating the appointment of committees.

                                   ARTICLE VI

                                    OFFICERS

SECTION 1. Officers:

And the officers of the corporation shall consist or a President, Vice-President. Secretary and Treasurer, and such other officers as shall from time to time provided for by the Board of Directors. Such officers shall be elected by ballot or unanimous acclamation at the meeting of the Board of Directors after the annual election of Directors, In order to hold any election there be a quorum present, and any officer receiving a majority vote shall be declared elected and shall hold office for one year and until his or her respective successor shall have been duly elected and qualified; provided, however, that all officers, agents and employees of the corporation shall be subject to removal from office pre-emptorily by vote of the Board of Directors at any meeting.

SECTION 2. Power and Duties of President:

The President shall at all time be subject to the control of the Board of Directors. Be shall have general charge of the affairs of the corporation. Be shall supervise over and direct all officer and employees of the corporation and see that their duties are properly performed. The President, in conjunction with the Secretary, shall sign and execute all contracts, notes, mortgages, and all other obligations in the name of the corporation, and with the Secretary shall sign all certificates of the shares of the capital stock of the corporation.

The President shall preside at all meetings of the shareholders and of the Board of Directors and by virtue of his office he shall be a member end Chairmen of the executive committee if one is appointed. The President shall each year present an annual report of the preceding year's business to the Board of Directors at a meeting to be held immediately preceding the annul meeting of the shareholder, which report shall be read at the annual meeting of the shareholders. The President shall do and perform such other duties as from time to time may be assigned by the Board of Directors to him.

SECTION 3. Powers and Duties of Vice-President:

The Vice-president shall have such powers and perform soon duties as may be assigned to him by the Board of Directors of the corporation and in the absence or inability of the President, the Vice-President shall perform the duties of the President.

SECTION 4. Powers and Duties of the Secretary:

The Secretary of said corporation shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders, and also when requested by a committee, the minutes of such committee, in books provided for the purpose. He shall attend to the giving and serving of notice of the corporation. It shall be the duty of the Secretary to sign with the President, in the name of the corporation, all contracts, notes, mortgages, and other instruments and other obligations authorized by the Board of Directors, and when so ordered by the Board of Directors, he shall affix the Seal of Corporation thereto. The Secretary shall have charge of all books, documents, and papers properly belonging to his office, and of such other books and papers as the Board of Directors may direct.

SECTION 5. Powers and Duties of Treasurer:

The Treasurer shall have the care and custody of all funds and securities of the corporation, and deposit the same in the name of the corporation in such bank or banks or other depository on the Directors may select. He shall sign checks, drafts, notices, and orders for the payment of money, and he shell pay out and dispose of the same under the direction of the Board of Directors, but checks may be signed as directed by the Board by resolution. It shall be the duty of the Treasurer at all reasonable time to exhibit his books and accounts to any Director or stockholder of the corporation upon application at the office of the corporation during business hours, and generally perform the duties of and set as the financial agent for the corporation for the receipts and disbursements of its funds. He shall give such bond for the faithful performance of his duties as the Board of Directors may determine. The office of the Treasurer of said corporation, may be held by the same person holding the President, Vice-President or Secretary's office, provided the Board of Directors indicates the combination of these offices.

                                   ARTICLE VII

                      STOCK AND CERTIFICATES AND TRANSFERS

SECTION 1. Stock and Certificates and Transfers:

All certificates for the shares of the capital stock of the corporation shall be signed by the President or Vice-President, and Secretary. All certificates shall be consecutively numbered in progression beginning with number one. Each certificate shall show upon its face that the corporation is organized under the laws of Utah, the number and par value, if any, of each share represented by it, the name of the person owning the shares represented thereby, with the number of each share and the date of issue, and the stock thereby represented is transferable only upon the books of the corporation and open the signer of such certificates. A stock transfer book, known as the stock register shall be kept, in which shall be entered the number of each certificate issued and the number of the person owning the shares thereby represented, with the number of such shares and the date of issue. The transfer of any share or shares of stock in the corporation may be made by surrender of the certificate issued therefor, and the written assignment thereof by owner or his duly authorized Attorney in Fact. Upon such surrender and assignment, a new certificate shall be issued to the assignee as he may be entitled, but without such surrender and assignment no transfer of stock shall be recognized by the corporation. The Board of Directors shall have the power concerning the issue, transfer and registration of certificate for agents and registrars of transfer, and nay require all stock certificates to bear signatures of either or both. The stock transfer books shall be closed ten days before each of the shareholders and during such period no stock shall be transferred.

SECTION 2. Pre-Emptive Rights:

Any issue or shares or securities of the corporation in addition to the shares subscribed to or issued at the date of these By-Laws shall be first offered prorate to the shareholders of record in relation to their then existing percentage of ownership of the outstanding stock of this corporation. Such pre-emptive rights shall apply to any original authorized but unissued stock of this corporation.

                                  ARTICLE VIII

                                   FISCAL YEAR

SECTION 1. Fiscal Year:

The fiscal year of the corporation shall commence with the opening of business on the first day of January of each calendar year and shall close on the 31st day of December of the year.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

SECTION 1. Amendment of By-Laws:

The By-Laws may be amended by a majority vote of all shareholders of this corporation entitled to vote at a regular annual meeting. Also, said By-Laws may be altered or amended by a majority vote of the shareholders of said corporation at any special meeting called for that object and purpose, and provided all the shareholders are given legal notice of the object and purpose of said meeting.


The foregoing By-Laws of AMERCO MARKETING CO. OF UTAH, INC., are hereby accepted and adopted as the By-Laws of said corporation, and we, the undersigned, do hereby certify that the above foregoing By-Laws are duly adopted by the Board of Directors and that the same do now constitute the By-Laws of this corporation.

                                               _______________________
                                               President - Jerry Cline

ATTEST:
__________________________
Secretary - Patricia Cline

        (CORPORATE SEAL)

                              U-HAUL CO. OF UTAH,
                              A UTAH CORPORATION

                            SHAREHOLDER RESOLUTIONS

WHEREAS, the undersigned is the sole shareholder of U-Haul Co. of Utah, a Utah corporation ("Company") (the "Shareholder");

WHEREAS, pursuant to Article IX, Section 1 of the Company's bylaws ("Bylaws"), the Shareholder has the authority to amend the Bylaws from time to time, as the Shareholder may deem necessary, appropriate or otherwise in the best interest of the Company;

WHEREAS, the board of directors of the Company has recommended an amendment to the Bylaws;

WHEREAS, the Shareholder has determined it is in the best interest of the Company to amend the Bylaws to facilitate the execution of certain documents by one signatory;

NOW THEREFORE, BE IT RESOLVED, that the Bylaws be amended to add Article IX,
Section 2 to read as follows:

"Signatories. Notwithstanding anything in the Bylaws to the contrary, the Board of Directors may from time to time direct the manner in which any officer or officers or by whom any particular deed, transfer, assignment, contract, obligation, certificate, promissory note, guarantee and other instrument or instruments may be signed on behalf of the corporation and any acts of the Board of Directors subsequent to the date hereof in accordance with the provision of this bylaw are hereby adopted, ratified and confirmed as actions binding upon and enforceable against the corporation."

FURTHER RESOLVED, that all actions taken by any officer or director of Company prior to the date of this written consent or Board resolution with respect to any of the foregoing resolutions is hereby ratified and approved as actions of Company; and

FURTHER RESOLVED, that the that the President, Secretary, Treasurer, Assistant Secretary and/or Assistant Treasurer of Company (collectively, the "Authorized Officers") be, and each of them hereby is, authorized and empowered to certify to the passage of the foregoing resolutions under the seal of Company or otherwise.

Dated: August 15, 2003

                                         SHAREHOLDER:

                                         U-Haul International, Inc., a Nevada
                                         Corporation

                                         By: /s/ Gary V. Klinefelter
                                            ------------------------------------
                                         Name: Gary V. Klinefelter
                                         Its: Secretary